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                                                                    Exhibit 23.3

                        Consent of Director-Nominee

     The undersigned hereby consents to being named as a director-nominee in the Registration Statement on Form S-1 of iPhysicianNet Inc. (the "Company") to be filed with the Securities and Exchange Commission and if elected agrees to serve as a director of the Company effective upon the closing of the initial public offering of the Company's common stock.

Dated: February 3, 2000                By:    /s/ W. Ann Reynolds
                                             ---------------------------
                                        Name:   W. Ann Reynolds, Ph.D.